UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2008

STARTEK, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street, 4th Floor, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 399-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 7, 2008, StarTek USA, Inc. (StarTek) and AT&T Mobility LLC (“AT&T Mobility,” f/k/a Cingular Wireless LLC) entered into a work order (the “Work Order”) pursuant to the Master Services Agreement (the “MSA”) dated effective October 1, 2006 between the same parties (Exhibit 10.85 to Form 8-K filed with the U.S. Securities and Exchange Commission, the “SEC,” by StarTek, Inc. on 3/15/2007).

The Work Order commenced May 1, 2008 and continues through April 28, 2010, subject to early termination as provided in the Work Order or the MSA. AT&T Mobility may terminate the Work Order upon giving at least ninety days prior written notice to StarTek or upon certain conditions of force majeure. Either party may terminate the Work Order upon breach (which, in some cases, only occurs after failure to cure within a certain period) or certain insolvency events of the other party. Upon expiration or termination of the Work Order, the parties will ramp down services over a three month period.

AT&T Mobility will pay StarTek fees based on usage and other customary fees for the services provided under the provisions of the Work Order. Pursuant to the Work Order, StarTek will provide various call center and customer care services. These services will include services previously provided under the Statement of Work (“SOW”) dated April 1, 2004 (Exhibit 10.55 to Form 10-Q filed with the SEC by StarTek, Inc. on 8/9/2004). The SOW had been entered into between the parties pursuant to the Provider Master Services Agreement (“Provider MSA”) that had been effective January 1, 2002 (Exhibit 10.44 to From 10-Q filed with the SEC by StarTek, Inc. on 11/12/2002). The SOW and the Provider MSA each expire May 30, 2008.

On May 8, 2008, StarTek, Inc. issued a press release regarding execution of the Work Order. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: May 8, 2008

By: /s/ A. LAURENCE JONES
A. Laurence Jones
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 8, 2008